SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                   FORM 10-SB


                   General Form for Registration of Securities
                            Of Small Business Issuers
                          Under Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

                             COMMISSION FILE NUMBER

                                PRS SUB VI, INC.
                 (Name of Small Business Issuer in Its Charter)

                  NEW JERSEY                                    22-3768426
         (State or Other Jurisdiction of                     (I.R.S. Employer
         Incorporation or Organization)                      Identification No.)


         425 EAGLE ROCK AVENUE, ROSELAND, NEW JERSEY          07068
         (Address of Principal Executive Offices)           (Zip Code)

                                  973-226-4600
                (Issuer's Telephone Number, Including Area Code)

      SECURITIES TO BE REGISTERED UNDER SECTION 12(b) OF THE EXCHANGE ACT:

                                      NONE


         SECURITIES REGISTERED UNDER SECTION 12(g) OF THE EXCHANGE ACT:

                          Common Stock, $.001 Par Value
                                (Title of Class)

                                TABLE OF CONTENTS
PART I
Description of Business.....................................................  3

Management's Discussion &
Analysis....................................................................  6

Risk Factors................................................................  6

Description of Property..................................................... 10

Security Ownership of
Certain Beneficial Owners
and Management.............................................................. 11

Directors, Executive Officers
Promoters and Control Persons............................................... 11

Executive Compensation...................................................... 13

Certain Relationships and
Related Transactions........................................................ 14

Description of Securities................................................... 14


PART II

Market Price of and Dividends
of the Registrant's Common Equity
and Related Stockholder Matters............................................. 14

Legal Proceedings........................................................... 15

Changes in and Disagreements
with Accountants............................................................ 15

Recent Sales of Unregistered Securities..................................... 15

Indemnification of Directors and Officers................................... 16

PART F/S.
         Financial Statements and Exhibits.................................. 17

ITEM 1.  DESCRIPTION OF BUSINESS

THE COMPANY

         The Company was formed in 1991 as a subsidiary of People Ridesharing Systems, Inc., a public corporation which filed for the protection of the Bankruptcy Court in 1989, to provide a candidate for merger with an operating company. A majority of the shares in the Company were purchased from the Bankruptcy Court by a nonaffiliated third party in May of 1996 and thereafter acquired in 1997 by the present owner in exchange for legal services rendered.

         This Company has retained its status as a public company with no assets and no liabilities and currently seeks to merge with a going concern, preferably with assets and a financial history, such that same will facilitate the merged entity to trading status. At present the principal shareholders are negotiating with such an operating company and have received a nonbonding deposit. There is no assurance that a transaction will be consummated as a result of this or any other negotiations.

EXISTING AND PROPOSED BUSINESSES

         The Company's purpose is to seek, investigate and, if such investigation warrants, affiliate with a business entity presented to it by persons or firms who or which desire to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is not meant to be restrictive of the Company's broad discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture in the near future because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS." This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

         The Company may seek a business opportunity with an entity which has recently commenced operations, or which wishes to utilize the public marketplace in order to raise additional capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

         The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.


         On January 29, 2001, the Company entered into an agreement with various parties whereby it agreed, if certain conditions are satisfied, to acquire all the outstanding shares of stock of an operating food service/franchising company in Quebec, Canada. (the "Acquisition Agreement") The principal condition to be satisfied is the Company's receipt of certified financial statements of the operating company or at the closing or by February 9, 2001. This transaction will not close nor the transaction consummated unless and until such certified financial statements are received.


         The Company has, and will continue to have, very limited to no capital with which to provide the owners of business opportunities with any cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

         The analysis of new business opportunities will be undertaken by, or under the supervision of the Officers of the Company, who are not professional business analysts. In analyzing prospective business opportunities, Management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. To the extent possible, management intends to utilize written reports and personal investigation to evaluate the above factors. The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reporting filings made under the Exchange Act.

         The Company will not acquire or merge with any company for which audited financial statements cannot be obtained at or within a reasonable period of time after closing of the proposed transaction.

         The Company will not restrict its search to any specific kind of firms, but may acquire an interest in a venture which is in its preliminary or development stage, which is already in operation, or any stage of its business life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded; or may seek other perceived advantages which the Company may offer.

         Management of the Company, which may not have experience in matters relating to the business of a targeted potential merger company, will rely upon its own efforts in accomplishing the business purposes of the Company. Outside consultants or advisors may be utilized by the Company to assist in the search for qualified target companies. If the Company does retain such an outside consultant or advisor, any cash fee earned by such person is likely to be assumed by the target company, as the Company has limited cash assets with which to pay such obligation.

         If management were to utilize the services of a consultant in the selection of a target company, such consultant will likely be used to supplement the business experience of management, including perhaps accountants, technical experts, appraisers, attorneys or others. Management's considerations in selecting such a consultant may be based on the nature of the target company's business, the form and amount of compensation required by the consultant, the depth of such consultant's experience and past success. If a consultant were retained, Management would expect that any such consultant would provide the Company with a selection of target companies, would provide due diligence assistance for study of the target company, would assist in negotiating the terms of a business combination, and would serve to facilitate the negotiation process. More than one consultant could be used in locating a target company.


         The Company currently has an agreement with Pizza Donini Inc. ("Pizza Donini"), an operating company organized under the laws of the Province of Quebec, which is in the food service business, and its shareholders (the "Acquisition Agreement"). The shareholders, owners of all of the outstanding stock of Pizza Donini have caused the transfer of all of their shares to the Company upon the satisfaction of certain conditions by each of the parties. One such condition is the delivery to the Company of audited financial statements of Pizza Donini for the past two fiscal years. Pizza Donini is a privately owned company formed in 1987. In the event all of the conditions relating to this transaction are satisfied, the Company shall promptly file an amendment to this Registration Statement.

         In December 2000, in anticipation of the Acquisition Agreement, the majority owner of the Company granted an option to purchase 8,200,000 of her shares of common stock in the Company to various parties. This amount is equivalent to eighty-two (82%) of the outstanding shares of the Company. On January 18, said option was exercised pursuant to the terms of an agreement, (the "Stock Purchase Agreement") which contained certain conditions, one of which was that the parties cause a combination with a company having assets in excess of $1,500,000 and the delivery of audited financial statements for the past two fiscal years.

ACQUISITION OF OPPORTUNITIES

         In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. Upon the consummation of such a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, it is likely that the Company's officers and directors will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.

         It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and the Company is no longer considered a blank check company. Until such time as this occurs, it is the Company's intention not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the market value of the Company's existing publicly traded securities in the future if such a market develops, of which there is no assurance.

         While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby plan to structure the acquisition in a "tax-free" transaction or reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         With respect to any merger or acquisition negotiations with a target company, management expects to focus on the percentage of the Company which the target company's shareholders would acquire in exchange for their holdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. Thus, the percentage of ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's shareholders at such time.

         The Company will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements require certain representations and warranties of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, and include miscellaneous other terms.

         The Company will not acquire or merge with any entity, which cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. The Company shall be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the duty of the Company to file audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 1 0-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of the present management of the Company.

         In the event that the Company needs any additional funds for operating capital or for costs in connection with searching for or completing an acquisition or merger, management contemplates that it will seek to issue additional shares of the Company. There is no fixed minimum or maximum amount that management will raise in connection with such an issuance. The Company does not intend to borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

COMPETITION

         The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to its competitors.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS

         The activities of the Company since its formation in 1991 have been limited and have been financed by sources other than from its operations. See "Financial Statements". Management believes the Company may raise funds during the next twelve months in the event it identifies a target company with which it will engage in a business combination. See "DESCRIPTION OF COMPANY- Existing and Proposed Businesses"

ITEM 3. RISK FACTORS

         The Company's liquidity, capital resources, and results of operations indicate that an investment in the Company remains speculative, involves a high degree of risk, and should not be made by persons who cannot afford the loss of their entire investment. Prospective investors in the Company should carefully consider all of the information contained in this Report before deciding whether to purchase securities of the Company, and, in particular, the risk factors set forth below.

         Information contained in this Report contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

         1. NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations for at least the last two years. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss, which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company will be able to consummate such a business combination on acceptable terms.


         2. SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be able to consummate such a combination satisfying such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the target company and numerous other factors beyond the Company's control.


         3. SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies, which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.


         4. ONLY A CONDITIONAL AGREEMENT FOR BUSINESS COMBINATION--NO STANDARDS FOR BUSINESS COMBINATION. Although the Company has an agreement with respect to engaging in an acquisition of a specific business entity, said agreement is subject to certain conditions and there can be no assurance that the Company will be successful consummating the transaction. In the event Management does not complete the presently contemplated acquisition, there is no assurance that the Company will be able to negotiate another business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria, which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


         5. CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, management anticipates devoting up to five (5) hours per month to the business of the Company. The Company's only officers are the President, Mr. John Frohling, and Ms. Linda Pellegrino, the Secretary and Treasurer, neither of which have entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all. Notwithstanding the combined limited experience and time commitment of management, loss of the services of its Officers would adversely affect development of the Company's business and its likelihood of consummating a business combination.

         6. CONFLICTS OF INTEREST--GENERAL. The Company's two officers and directors participate in other business ventures, which may compete directly with the Company. Although none are anticipated, conflicts of interest and non-arms length transactions may also arise in the future. Management does not anticipate that the Company will seek a merger with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest. The law firm with which the officers are associated may perform certain legal services in connection with the merger or affiliation partner.

         7. REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Section 13 of the Exchange Act requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired usually covering two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         8. LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

         9. LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will, at least in the short term and in all likelihood, result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

         10. REGULATION UNDER INVESTMENT COMPANY ACT. Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could become subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission or counsel as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.


         11. PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require certain majority shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.


         12. REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon the consummation of a business combination with a business entity which, in all likelihood, will result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in significant reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change in control or management of the Company.

         13. ASPECTS OF BLANK CHECK OFFERING. The Company may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on terms satisfactory to the Company.

         14. TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

         15. REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Management of the Company will request that any potential business opportunity provide audited financial statements. One or more potential combination candidates may elect to forego pursuing a business combination with the Company rather than incur the burdens associated with preparing audited financial statements. In such case, the Company may choose to obtain certain assurances as to the target company's assets, liabilities, revenues and expenses prior to consummating a business combination, with further assurances that an audited financial statement would be provided after closing of such a transaction. Closing documents for such a transaction may include representations that the audited financial statements will not materially differ from the representations included in such closing documents.

         16. LIMITED PUBLIC MARKET. To date there has been no public market for the Company's common stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. As a result, investors may find it difficult to liquidate their investment in the Company should they desire to do so. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market at such time, in the future, that it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In addition, it is likely that the Company, which, as of November 1, 1999, had approximately 10,000,000 shares of common stock issued and outstanding, will have to effect a reverse split of its issued and outstanding stock, in order to meet the minimum bid price requirement. Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock may be available on the OTC Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the common stock than would be the case if the common stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there is no assurance that any public market for the common stock will become active or liquid in the future. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 17. Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's common stock.

         17. APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF COMPANY COMMON STOCK. As discussed above, at the present time, the Company's common stock is not listed on any stock exchange. The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It is anticipated that if a market should develop for the Company's common stock that the market price of the Company's common stock will be substantially less than $5.00 per share and such stock can, be expected to trade in the over-the-counter market at a per share market price of substantially less than $5.00 (see "Market Information"). Accordingly, any broker-dealer sales of the Company's shares will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of the Company's common stock to sell their shares in the secondary market, if such a market should ever develop.

The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to the Company's common stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's common stock in the future.

         18. DEPENDENCE ON KEY PERSONNEL. The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its management. The loss of the services of these key personnel could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company does not presently have key man life insurance policies and does not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all. Additionally, the ability of the Company to realize its business plan could be jeopardized if any of its management becomes incapable of fulfilling their obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its management.

         19. COMPETITION. Although management believes that the Company will find a suitable entity with which to merge and that it will succeed in business operations, the Company is certain to face substantial competition from entities in its line of business, virtually all of which will be larger than the Company, and will have substantially more assets and resources than the Company. Management intends to meet such competition by developing a unique business plan.

         20. NO DIVIDENDS AND NONE ANTICIPATED. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its common stock in the foreseeable future.

ITEM 4.  DESCRIPTION OF PROPERTY

         The Company owns no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of the officers at no cost to the Company, an arrangement Management expects will continue until the Company completes an acquisition or merger.

ITEM 5. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information as of January 31, 2000, with respect to the persons known to the Company to be the beneficial owners of more than 5% of the common stock, $.001 par value of the Company. Except as noted, each person has sole voting power with respect to the shares shown.


                          PRINCIPAL SHAREHOLDERS TABLE

                    NAME AND                   AMOUNT AND
TITLE               ADDRESS OF                 NATURE OF
 OF                 BENEFICIAL                 BENEFICIAL            PERCENT
CLASS               OWNER                      OWNERSHIP             OF CLASS


Common              Peter Deros                1,576,000(1)          15.8%
                    8220 Birnam  Apt. 2
                    Montreal, Quebec
                    Canada

                    Maria Asimakopoulos        3,000,000(1)          30.0%
                    ILIAS 78
                    Patras 26224

                    Rocco Sgambetterra         3,000,000(1)          30.0%
                    8350 Place Fonteneau
                    Montreal, Quebec
                    Canada

                                     TOTAL:    8,800,000             75.8%

(1) The ownership of these shares is subject to the fulfillment of certain conditions set forth in the Stock Purchase Agreement, including the beneficial owners causing a combination between the Company and an entity with an excess of $1.5 million in assets and the receipt of two years of certified financial statements. In the event these conditions are not met ownership reverts back to Linda Pellegrino.


SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth information as of January 31, 2000, with respect to the beneficial ownership of the Common Stock, $.001 par value, of the Company by each of the executive officers and directors of the Company and by all respective executive officers and directors as a group:


                         MANAGEMENT SHAREHOLDINGS TABLE

TITLE               NAME AND                   AMOUNT AND
 OF                 ADDRESS OF                 NATURE OF             PERCENT
CLASS               BENEFICIAL                 BENEFICIAL            OF CLASS
                    OWNER                      OWNERSHIP


Common              Linda Pellegrino           300,000(1)            3.0%
                    68 Sussex Street
                    Jersey City, NJ 07302

Common              John Frohling              273,966               2.7%
                    425 Eagle Rock Avenue
                    Roseland, NJ 07068
                                               ---------             -------
                                 TOTAL:        573,966               5.7%

(1) On January 18, 2001, Linda Pellegrino sold 8,200,000 common shares of the Company various parties on condition that the parties cause a combination between the Company and an entity with an excess of $1.5 million in assets and delivers two years of certified financial statements. In the event these conditions are not met ownership reverts back to Linda Pellegrino.


CHANGES IN CONTROL


         There is an agreement in effect, which will result in a change in control of the Company in the event certain conditions are met as described herein.


ITEM 6.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following sets forth, as of January 31, 2000, the names and ages of all directors and executive officers of the Company; the date when each director was appointed; and all positions and offices in the Company held by each. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:

                                                       DATE
                            OFFICES                    APPOINTED
NAME                AGE     HELD                       DIRECTOR

John Frohling       69      President                  1991
Linda Pellegrino    41      Secretary, Treasurer       1997

         In the event that all condition of the Acquisition Agreement between the Company and various individuals are satisfied, the current officers and directors will resign at the request of management of the acquired company.

BIOGRAPHIES OF DIRECTORS AND OFFICERS OF THE COMPANY

         Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

JOHN B. FROHLING. Mr. Frohling graduated from Yale University in 1955 and graduated from Georgetown University Law School in 1959. Mr. Frohling served with the General Counsel's office of the U.S. Securities and Exchange Commission, Washington, D.C. and was associate Chief Trial Counsel for the Washington Regional Office of the SEC. Mr. Frohling has practiced law in the State of New Jersey specializing in commercial litigation, securities and bond counsel matters since 1960. He has been a Trustee of the Federal Bar Association of New York, New Jersey, and Connecticut, serving as Chairman of its Securities Committee and has served as an Adjunct Professor at Seton Hall Law School in the field of securities and corporate finance. Mr. Frohling was the first attorney in the State of New Jersey to specialize in the securities field, and has served as Special Bond Counsel to the U.S. House of Representatives on Capital Needs of Resource Recovery Projects.

LINDA PELLEGRINO Ms. Pellegrino, graduated summa cum laude from Arizona State University, and holds a Juris Doctor from Hofstra University School of Law. Ms. Pellegrino was admitted to practice law in the State of New York in 1985 and in the State of New Jersey in 1996. Ms. Pellegrino has extensive experience in securities law, including public offerings, private placements and broker-dealer compliance. Ms. Pellegrino represents numerous public and private companies in negotiations with third parties and advises on internal controls and corporate structure.

CONFLICTS OF INTEREST

         Although there are no plans to do so at this time, the Company's officers and directors may in the future organize other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates that it will devote only a minor amount of time to the Company's affairs. The Company does not have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

         A conflict may arise in the event that another blank check company with which management becomes affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for the Company and other blank check companies in chronological order of the date of formation of such blank check companies. However, any blank check companies that may be formed may differ from the Company in certain respects such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after the Company. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation.

         In the event the Company needs additional funds for operating capital and/or for costs in connection with a business combination, the Company may elect to issue additional common stock. Except in connection with the foregoing financing possibility, no other securities, or rights to securities, of the Company will be issued to management or promoters, or their affiliates or associates, prior to the completion of a business combination. In contemplation of a business combination, management expects that some or all of the shares of Common Stock owned by the officers and directors will be purchased by the target company. The amount of Common Stock sold or continued to be owned by the officers and directors cannot be determined at this time, however pursuant to the terms of the Stock Purchase Agreement, Ms. Pellegrino has sold, subject to certain conditions, shares of common stock representing eighty-two (82%) percent of the outstanding shares of the Company for $8,200 and has retained three (3%) percent of the outstanding shares of the Company.

         Business combinations may include such terms as one or more of the present directors remaining a director or officer of the Company. The terms of a business combination may provide for a payment by cash or otherwise to one or more of the present directors for the purchase of all or part of their holdings of common stock of the Company by a target company. In such event, one or more directors would directly benefit from such employment or payment, and such benefits may influence management's choice of a target company.

         The Company may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to the Company where that reference results in a business combination. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time. No finder's fee of any kind will be paid to management or promoters of the Company or to their associates or affiliates. No loans of any type have, or will be, made to management, or promoters of the Company or to any of their associates or affiliates.

         The Company's officers and directors, its promoters and their affiliates or associates have not had any negotiations with and there are no present arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of a business combination with the Company.

         The Company will not enter into a business combination, or acquire any assets of any kind for its securities, in which management or promoters of the Company or any affiliates or associates have any interest, direct or indirect. The Company will not pay any finder's fees to members of management in connection with identifying an entity for a successful business combination.

         There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company. However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

INVESTMENT COMPANY ACT OF 1940

         Although the Company will be subject to regulation under the Securities Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities the Company could be subject to regulation under the Investment Company Act of 1940. In such event the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940, any violation of which would subject the Company to material adverse consequences.

ITEM 7.  EXECUTIVE COMPENSATION

         The Company's current officers and directors do not receive any compensation for their services rendered to the Company, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with the Company.

         The officers and directors of the Company will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement the Company's business plan outlined herein.

         However, the officers and directors of the Company anticipate receiving benefits as beneficial shareholders of the Company. See "ITEM 4. SECURITY OWNERSHIP."

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

ITEM 8.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no transactions during the last two completed fiscal years, the current fiscal year or any presently proposed transactions, to which the Company was or is to be a party, in which the amount involved in such transaction (or series of transactions) was $60,000 or more and which any of the following persons had or is to have a direct or indirect material interest: (i) any director or executive officer of the Company; (ii) any person who owns or has the right to acquire 5% or more of the issued and outstanding common stock of the Company; and (iii) any member of the immediate family of any such persons. The Company does not have any requirement respecting the necessity for independent directors to approve transactions with related parties.

ITEM 9.  DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 10,000,000 shares are issued and outstanding. The following statements relating to the capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are, and the shares of common stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

DIVIDENDS

         The Company has paid no cash dividends and has no present plan to pay cash dividends, intending instead to reinvest its earnings, if any into the Company. Payment of future cash dividends will be determined from time to time by its board of directors, based upon its future earnings (if any), financial condition, capital requirements and other factors, the Company is not presently subject to any contractual or similar restriction on its present or future ability to pay such dividends.

                                     PART II

ITEM 1.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         At this time there is no active market for the Company's common stock. The Company intends to trade its common stock, on a limited basis in the over-the-counter market and to cause its stock to be quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board").

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

         It after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the NASD's over-the-counter ("OTC") market. The OTC market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

         If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's securities.

         There are approximately 500 holders of the Company's Common Stock. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Sections 3(b) and 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         The Company has not paid any dividends in the past two years, and has no plans to do so in the immediate future.

ITEM 2.  LEGAL PROCEEDINGS

         The Company is unaware of any other pending or threatened legal proceedings to which the Company is a party or of which any of its assets is the subject.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         None.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Statutes Annotated provides that a New Jersey corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the by-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of New Jersey.

         The General Corporation Law of the State of New Jersey provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director or officer to the corporation or its stockholders for monetary damages for actions taken as a director or officer provided that such provision shall not eliminate or limit the liability of a director for acts or omissions that (a) were in breach of his duty of loyalty to the corporation as defined in subsection (3) of N.J.S.A. 14A2-7; (b) were not in good faith or involved a knowing violation of law; or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                                    PART F/S
                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS

Attached are audited financial statements for the Company for the period ended November 30, 2000.

The following financial statements are attached to this report and filed as a part thereof

         1)   Table of Contents - Financial Statements
         2)   Report of Independent Certified Public Accountants
         3)   Balance Sheet
         4)   Statement of Operations
         5)   Stockholders' Equity
         6)   Statement of Cash Flows

                                    PART III

ITEM 1.  INDEX TO EXHIBITS

EXHIBIT NUMBER     DESCRIPTION                                          LOCATION
--------------------------------------------------------------------------------

(2)                Articles of Incorporation and By-laws:

2.1*               Certificate of Incorporation

2.2*               By-laws

3.1** January 18, 2001 Agreement between Linda Pellegrino and Peter Deros, Maria Asimakopoulos and Rocco
                   Sgambettera.

3.2** January 29, 2001 Agreement between the Company, Pizza Donini, Inc. and its shareholders.

(10)(a)            Consents - Experts:

* incorporated by reference.
**filed herewith

                          INDEX TO FINANCIAL STATEMENTS
                                PRS SUB VI, INC.
                          (A Development Stage Company)

FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants .....................  F-1
Financial Statements:
        Assets .........................................................  F-2
        Stockholders' Equity ...........................................  F-4
        Notes to Financial Statement ...................................  F-6

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999
                              AND NOVEMBER 30, 2000

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of
PRS Sub VI, Inc.
Roseland, New Jersey 07068

We have audited the accompanying balance sheets of PRS Sub VI, Inc. (A Development Stage Company) as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRS Sub VI, Inc. (A Development Stage Company) as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 SAMUEL KLEIN AND COMPANY


Newark, New Jersey
February 8, 2000


                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                    December 31,            November 30,
ASSETS                                          1998            1999            2000
                                            ------------    ------------    ------------
                                                                            (Unaudited)
Current Assets:
  Cash                                      $         --    $         --    $         --
                                            ------------    ------------    ------------
          Total Current Assets                        --              --              --
                                            ------------    ------------    ------------
TOTAL ASSETS                                $         --    $         --    $         --
                                            ============    ============    ============

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current Liabilities:
  Accrued expenses                          $         --    $         --    $      3,000
                                            ------------    ------------    ------------
         Total Current Liabilities                    --              --           3,000
                                            ------------    ------------    ------------

Stockholders' Equity (Deficit):
  Common stock, $.001 par value
    100,000,000 shares authorized,
    10,000,000 shares issued and
    outstanding                                   10,000          10,000          10,000
  Retained earnings (deficit)                    (10,000)        (10,000)        (13,000)
                                            ------------    ------------    ------------
          Total Stockholders' Equity

            (Deficit)                                 --              --          (3,000)
                                            ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                          $         --    $         --    $         --
                                            ============    ============    ============


--------------------

The accompanying notes are an integral part of these financial statements.

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                              For the
                                                                                                              Period
                                                                                                             Inception
                                                For the Years Ended         For the Eleven Months Ended    Oct. 22, 1991
                                                    December 31,                   November 30,                 to
                                               1998            1999            2000            1999        Nov. 30, 2000
                                           -------------   -------------   -------------   -------------   -------------
                                                                            (Unaudited)     (Unaudited)     (Unaudited)
Cash Flows from Operating Activities:
  Net Loss                                            --              --          (3,000)  $          --         (13,000)
  Adjustments to Reconcile Net Income
    (Loss) with Net Cash Used In
    Operations:
      Increase in accrued expenses                    --              --           3,000              --           3,000
                                           -------------   -------------   -------------   -------------   -------------
          Net cash used in operations                 --              --              --              --         (10,000)
                                           -------------   -------------   -------------   -------------   -------------

Cash Flows from Financing Activities:
  Issuance of stock                                   --              --              --              --          10,000
                                           -------------   -------------   -------------   -------------   -------------
          Net cash provided by financing
            activities                                --              --              --              --          10,000
                                           -------------   -------------   -------------   -------------   -------------

Net Increase (Decrease) in Cash                       --              --              --              --              --

Cash, beginning of period                             --              --              --              --              --
                                           -------------   -------------   -------------   -------------   -------------

Cash, end of period                                   --              --              --              --              --
                                           =============   =============   =============   =============   =============


Supplemental Disclosures of Cash Flow
  Information:
    Cash paid during the period for:
      Interest                                        --              --              --              --              --
                                           =============   =============   =============   =============   =============
      Taxes                                           --              --              --              --              --
                                           =============   =============   =============   =============   =============




--------------------

The accompanying notes are an integral part of these financial statements.


                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
 AND FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 1991) TO NOVEMBER 30,2000 (UNAUDITED)


                                               Common Stock               Deficit
                                              $.001 Par Value           Accumulated         Total
                                       -----------------------------    During the      Stockholders'
                                          Number                        Development        Equity
                                         of Shares         Amount          Stage          (Deficit)
                                       -------------   -------------   -------------    -------------
Balances January 1, 1998                  10,000,000   $      10,000   $     (10,000)   $          --

Net Income (Loss) for the Year Ended

December 31, 1998                                 --              --              --               --
                                       -------------   -------------   -------------    -------------

Balances December 31, 1998                10,000,000          10,000         (10,000)               0

Net Income (Loss) for the Year Ended

December  31, 1999                                --              --              --               --
                                       -------------   -------------   -------------    -------------

Balance December 31, 1999                 10,000,000          10,000         (10,000)              --

Net Loss for the Eleven Months Ended

  November 30, 2000 (Unaudited)                   --              --          (3,000)          (3,000)
                                       -------------   -------------   -------------    -------------

Balances November 30, 2000                10,000,000   $      10,000   $     (13,000)   $      (3,000)
                                       =============   =============   =============    =============



--------------------

The accompanying notes are an integral part of these financial statements.

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                                        For the
                                                                                                         Period
                                                                                                        Inception
                                          For the Years Ended         For the Eleven Months Ended     Oct. 22, 1991
                                              December 31,                    November 30,                 to
                                          1998            1999            2000             1999       Nov. 30, 2000
                                     -------------   -------------   -------------    -------------   -------------
                                                                      (Unaudited)      (Unaudited)     (Unaudited)
Revenue                                         --              --              --    $          --              --

Expenses:
  Legal and professional
    fees                                        --              --              --            3,000          13,000
                                     -------------   -------------   -------------    -------------   -------------
Net Loss before Provision
  for Income Taxes                              --              --          (3,000)              --         (13,000)

Provision for Income Taxes                      --              --              --               --              --
                                     -------------   -------------   -------------    -------------   -------------

Net Loss                             $          --   $          --   $      (3,000)   $          --   $     (13,000)
                                     =============   =============   =============    =============   =============

Loss per Share:
  Basic and diluted loss per share   $        0.00   $        0.00   $       (0.00)   $        0.00   $       (0.00)
                                     =============   =============   =============    =============   =============
  Basic and diluted common shares
    outstanding                         10,000,000      10,000,000      10,000,000       10,000,000      10,000,000
                                     =============   =============   =============    =============   =============


--------------------

The accompanying notes are an integral part of these financial statements.

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

PRS Sub VI, Inc., a development stage company (the "Company") was incorporated in the State of New Jersey on October 22, 1991, as a subsidiary of People Ridesharing Systems, Inc. ("PRS"), in order to provide a vehicle for another company to merge with. PRS was a public company that filed for reorganization in 1989 under Chapter 11 of the Bankruptcy Act. As a result of an arrangement with the Bankruptcy Court and PRS, the Company sold eighty-five percent of the Company's common stock to an unaffiliated party and ownership in the Company was provided to the creditors and stockholders of PRS who received ten percent and five percent respectively, of the outstanding stock of the Company upon the sale of the Company and in contemplation of a merger.

The Company, which was not a party to any bankruptcy proceeding, has not engaged in any business operations to date. Its business plan is to engage in a merger or acquisition with another operating company or entity. The principal shareholder of the Company is currently in negotiations with such an entity, and has received a non-binding deposit. No assurances can be given, however, that this transaction will be completed or that the Company or the principal shareholder will be successful in identifying or negotiating with another company or entity in the future, if this transaction is not completed.

CASH AND CASH EQUIVALENTS

The Company will consider highly liquid investments with a maturity of three months or less to be cash equivalents.

USE OF MANAGEMENT'S ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

PROPERTY PLANT AND EQUIPMENT

Property plant and equipment will be recorded at cost and will be depreciated over their estimated useful lives. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation will be removed from the accounts and the resulting gains or losses will be reflected in the results of operations. Expenditures for repairs or maintenance will be charged to operations.

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNINGS (LOSS) PER SHARE

The Company plans to follow the requirements of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). This statement replaced the calculation of primary and fully diluted earnings per share with Basic and Diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes the dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previous computation for fully diluted earnings per share. Diluted earnings per share would reflect the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock. Diluted earnings per share will be computed based upon the weighted average number of common shares and dilutive common equivalent shares outstanding. There were no common stock options, warrants or convertible securities issued or outstanding during the periods presented.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company plans to follow the requirements of Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS 121 requires that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted pre-tax cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value or discounted pre-tax cash flow value would be required.

COMPREHENSIVE INCOME

The Company plans to follow the requirements of Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders' equity. The adoption of SFAS 130 had no impact on total stockholders' equity for the periods presented in these financial statements.

START-UP ACTIVITIES

The American Institute of Certified Public Accountants issued Statement of Position (SOP 98-5), "Reporting the Cost of Start-Up Activities". SOP 98-5 requires start-up costs, as defined, to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company will follow the guidance of SOP 98-5 and expense all start-up costs as they are incurred.

                                PRS SUB VI, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

The Company plans to follow the requirements of Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

2.   COMMITMENTS AND CONTINGENCIES

GOVERNMENT REGULATION

The Company is subject to local, state and federal laws of the jurisdictions in which it operates. The Company also believes that it will be subject to the laws of all jurisdictions of its participants and clients.

3.   COMMON STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 10,000,000 shares are issued and outstanding at December 31, 1998 and 1999. As a result of an arrangement with the Bankruptcy Court and PRS, ownership in the Company was provided to the creditors and stockholders of PRS who received ten percent and five percent respectively, of the outstanding stock of the Company upon the sale of the Company and in contemplation of a merger.

                                   SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934 as amended, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PRS Sub VI, Inc.


                                           By: /s/ JOHN FROHLING
                                               ---------------------------------
                                               President, Director

Dated:  February 8, 2001



         In accordance with Section 15(d) of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

    SIGNATURES                            TITLE                   DATE

PRINCIPAL EXECUTIVE OFFICER:


/s/ JOHN FROHLING
----------------------------
John Frohling                           President             February 8, 2001


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


/s/ LINDA PELLEGRINO
----------------------------
Linda Pellegrino                        Secretary, Treasurer  February 8, 2001


A MAJORITY OF THE BOARD OF DIRECTORS:



/s/ JOHN FROHLING
----------------------------------
Director


/s/ LINDA PELLEGRINO
----------------------------------
Director


                                       19